SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement ☐ Definitive Additional Materials	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

PHARMANETICS, INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PHARMANETICS, INC.
9401 Globe Center Drive
Morrisville, North Carolina 27560

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 7, 2002

TO THE SHAREHOLDERS OF
PHARMANETICS, INC.

The Annual Meeting of Shareholders of PharmaNetics, Inc. (the “Company”) will be held at the Company’s facility located at 9401 Globe Center Drive, Suite 140, Morrisville, North Carolina on Tuesday May 7, 2002, at 10:30 a.m. for the following purposes:

1.	To elect a board of directors;

2.	To reserve an additional 425,000 shares for issuance to employees, consultants and directors under our 1995 Stock Plan;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the year ending December 31, 2002; and

4.	To act upon such other matters as may properly come before the meeting or any adjournment thereof.

The foregoing items are more fully described in the attached Proxy Statement.

The Board of Directors has fixed the close of business on March 19, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof. You may attend the meeting in person. However, to assure your representation at the meeting, we urge you to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may vote in person at the meeting, even if you returned a proxy.

The Company’s Proxy Statement and proxy is submitted herewith along with the Company’s Annual Report for the year ended December 31, 2001.

IMPORTANT — YOUR PROXY IS ENCLOSED

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

By	Order of the Board of Directors

JO	HN P. FUNKHOUSER,
President and Chief Executive Officer

Morrisville, North Carolina
April 3, 2002

PHARMANETICS, INC.
9401 Globe Center Drive
Morrisville, North Carolina 27560

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

May 7, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed proxy is solicited by the Board of Directors of PharmaNetics, Inc., a North Carolina corporation (the “Company”), for use at our Annual Meeting of Shareholders to be held at 9401 Globe Center Drive, Morrisville, North Carolina, at 10:30 a.m. on Tuesday, May 7, 2002, and any adjournments thereof (the “Meeting”). We will bear the cost of soliciting proxies. In addition to solicitation of proxies by mail, our employees, without extra remuneration, may solicit proxies personally or by telephone. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto. The mailing address of our principal executive offices is 9401 Globe Center Drive, Suite 140, Morrisville, North Carolina 27560. Copies of this Proxy Statement and accompanying proxy card were mailed to shareholders on or about April 3, 2002.

Revocability of Proxies

You may revoke your proxy at any time before it is voted by giving a later proxy or written notice to us (Attention: Paul Storey, Secretary), or by attending the Meeting and voting in person.

Voting

When the enclosed proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted: (i) FOR the election of the nominees for director identified below; (ii) FOR reserving an additional 425,000 shares for issuance to employees, consultants and directors under our 1995 Stock Plan; (iii) FOR ratification of the appointment of PricewaterhouseCoopers LLP, Raleigh, North Carolina, as our independent auditors for the year ending December 31, 2002; and (iii) in the discretion of the proxies with respect to any other matters properly brought before the shareholders at the Meeting.

Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting but will not be counted in tabulation of votes cast on proposals presented at the Meeting. While there is no definitive statutory or case law authority in North Carolina with regard to these matters, we believe that our intended treatment of abstentions and broker non-votes at the Meeting is appropriate.

Record Date

Only the holders of record of our Common Stock and Series A Preferred Stock at the close of business on the record date, March 19, 2002 (the “Record Date”), are entitled to notice of and to vote at the Meeting. On the Record Date, 9,534,494 shares of Common Stock and 90,500 shares of Series A Preferred Stock were outstanding. Shareholders will be entitled to one vote for each share of Common Stock and ten votes for each share of Series A Preferred Stock held on the Record Date.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Nominees

Our Bylaws provide that the number of directors constituting the Board of Directors shall be no less than one and no more than nine. There are currently six directors serving on the board and the number authorized for election at the meeting is six. Therefore, six directors are to be elected to serve for one year, until the election and qualification of their successors, and it is intended that proxies, not limited to the contrary, will be voted FOR all of the management nominees named below. If any nominee is unable or declines to serve as a director at the time of the Meeting, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitute proposed by the Board of Directors. It is not anticipated that any nominee listed below will be unable or will decline to serve as a director. Under our Bylaws, shareholders desiring to nominate a person for election at the Meeting were required to give notice to us by March 20, 2002. Because no timely notice has been received, shareholder nominations will not be permitted. None of the nominees is related by blood, marriage or adoption to any other nominee or any executive officer of the Company.

Name of Nominee	Age	Director Since
John P. Funkhouser	48	1993
John K. Pirotte	52	1996
Stephen R. Puckett	49	1996
Philip R. Tracy	60	1996
Frances L. Tuttle	54	1999
James B. Farinholt, Jr.	67	2000

John P. Funkhouser was elected our President, Chief Executive Officer and a director in October 1993 upon the Company’s acquisition of Coeur Laboratories, Inc., which manufactures and sells disposable power injection syringes for cardiology and radiology procedures, as well as custom angiographic procedure kit manifolds (“Coeur”). Mr. Funkhouser also served as President and Chief Executive Officer of Coeur from 1992 until its sale in June 1999. Before his employment with Coeur, Mr. Funkhouser was a General Partner with Hillcrest Group, a venture capital firm, and worked for over nine years in managing venture capital portfolio companies. Mr. Funkhouser holds a B.A. from Princeton University and an M.B.A. from the University of Virginia.

John K. Pirotte has been Chairman and Chief Executive Officer of CORPEX Technologies Inc., a privately held company that develops and markets surface active chemical technology, since 1990 and has been President of Matrix Surface Technologies Inc., a privately held company that develops and markets mechanical surface treatment technologies, since 1997. Mr. Pirotte was also President and Chief Operating Officer of Teleion Wireless, Inc., a privately held company that develops and markets wireless data communication modules, from August 2000 to March 2002. In addition, Mr. Pirotte has operated a private investment company and was Chairman and Chief Executive Officer from 1981 until 1988 and Chief Financial Officer from 1979 to 1981 of The Aviation Group, Inc., a former NASDAQ listed company (symbol LIFT) that was acquired in 1985. He is a member of the Board of Directors of Digital Recorders, Inc. a NASDAQ listed company (symbol TBUS) that manufactures and sells advanced technology products to the transportation industry. He is a founding director of North Carolina Enterprise Corp., a venture capital fund. Mr. Pirotte holds a B.A. from Princeton University and an M.S. from New York University Graduate School of Business Administration.

Stephen R. Puckett is Chairman of the Board of Directors of MedCath Incorporated, a provider of cardiology and cardiovascular services that he founded in 1988. He also formerly served as President and Chief Executive Officer of MedCath. He has also served as Executive Vice President and Chief Operating Officer of the Charlotte Mecklenburg Hospital Authority. Mr. Puckett holds a B.S. and an M.S. in Health Management from the University of Alabama.

Philip R. Tracy was President and CEO of Burroughs-Wellcome Co., the United States subsidiary of Wellcome plc, a global pharmaceutical company, from 1989 until the acquisition of Wellcome by Glaxo plc in 1995. Prior to 1989, he served in various legal capacities with Burroughs-Wellcome, including Vice President and General Counsel. He has served on the boards of Wellcome Plc, the Pharmaceutical Research and Manufacturers of America, and the Non-Prescription Drug Manufacturers Association. He is currently Of Counsel to the law firm of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. and serves as a venture partner with Intersouth Partners, a venture capital firm based in North Carolina. Mr. Tracy holds a B.A. from the University of Nebraska and an L.L.B. from George Washington University School of Law, and has attended the Senior Executive Program at Stanford University.

Frances L. Tuttle has served as Senior Vice President—Near Patient Testing of Bayer Diagnostics, a Business Group of the worldwide Bayer Group, since June 2000. From February 1999 to June 2000, Ms. Tuttle served as Senior Vice President—Critical Care Systems at Bayer Diagnostics. From 1979 to 1999, Ms. Tuttle served in various positions within Chiron Diagnostics, which was purchased by Bayer Diagnostics in September 1998, most recently as Senior Vice President of the Immunodiagnostics division. Ms. Tuttle holds a B.S. in accounting from the University of North Carolina at Chapel Hill and an M.B.A. from Harvard Business School.

James B. Farinholt, Jr. is Special Assistant to the President of Virginia Commonwealth University for Economic Development and founding member of the VCU Intellectual Properties Foundation. He is a Managing Director of Tall Oaks Capital, LLP, a venture capital firm serving the IT and life sciences fields. Mr. Farinholt is a member of the Board of Directors of Owens & Minor, Inc., the nation’s leading distributor of national name brand medical/surgical supplies. Mr. Farinholt holds a B.S. from Hampden-Sydney College.

Information Concerning the Board of Directors and Committees

The business of the Company is under the general management of the Board of Directors as provided by the laws of North Carolina and our Bylaws. During the year ended December 31, 2001, the Board of Directors held seven formal meetings, excluding actions that were taken by unanimous written consent during the year. Of the members serving on the board and being renominated for election, each attended at least 75% of the 2001 meetings of the Board of Directors and Board committees of which they were a member.

The Board of Directors has established an Audit Committee and a Compensation Committee. The Board has no Nominating Committee. The Audit Committee currently consists of Messrs. Pirotte, Tracy and Farinholt. The Audit Committee held two formal meetings during 2001, as well as telephonic meetings to discuss quarterly results with our auditors. The Audit Committee makes recommendations to the Board of Directors concerning its review of our internal controls, accounting system and the annual audit, and regarding the selection of independent auditors. The Compensation Committee currently consists of Messrs. Pirotte, Puckett and Farinholt. The Compensation Committee recommends employee salaries and incentive compensation to the Board of Directors and administers our stock option plans. During 2001, the Compensation Committee held one meeting, excluding actions that were taken by unanimous written consent during the year.

Vote Required

The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted at the Meeting shall be elected as directors of the Company.

The Board of Directors has unanimously approved and recommends that you vote “FOR” the election of the management nominees listed above.

PROPOSAL NO. 2—APPROVAL OF AMENDMENT TO THE 1995 STOCK PLAN

General

The Company’s 1995 Stock Plan (the “1995 Plan”) was adopted by the Board of Directors in September 1995 and approved by the shareholders in November 1995. The 1995 Plan, as amended, authorizes for issuance a maximum of 1,613,150 shares of Common Stock, 425,000 of which are subject to shareholder approval at the Meeting. As of the Record Date, without giving effect to the proposed amendment, 1,173,550 shares had either  been issued under the 1995 Plan or were subject to outstanding options thereunder and only 14,600 shares remained available for future grant thereunder, which the Board of Directors believes is insufficient to meet the Company’s anticipated needs with respect to the issuance of additional options to employees (including new hires), consultants and directors of the Company.

The 1995 Plan provides for grants of options to employees, consultants and directors of the Company and its affiliates. It also allows for the grant of stock bonuses and purchase rights, but no purchase rights have been granted to date. All employees are eligible to receive grants under the 1995 Plan. Each stock option granted under the 1995 Plan is evidenced by a written stock option agreement between the Company and the optionee. The acceptable methods of payment for shares issued upon exercise of an option consist of cash, check, and, in the discretion of the Board of Directors, by promissory note, net exercise or any combination of the foregoing. The Company has full recourse with respect to any promissory note given by an optionee. The exercise price of options granted under the 1995 Plan is determined on the date of grant, and in the case of incentive stock options (within the meaning of Section 422 of the Code) must be at least 100% of the fair market value at the time of grant. As of the Record Date, the fair market value of the Company’s Common Stock, as quoted on Nasdaq, was $7.84 per share.

At the time an option is granted, the Board (or its committee) determines the period within which the option may be exercised. Options granted to employees under the 1995 Plan generally become exercisable in increments, based on the optionee’s continued employment with the Company, over a period of four years. The form of option agreement generally provides that options granted under the 1995 Plan expire ten years from the date of grant. Options granted pursuant to the 1995 Plan are not transferable by the optionee, other than by will or the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee.

The 1995 Plan may be administered by the Board of Directors of the Company or a committee of directors designated by the Board. The Compensation Committee currently administers the 1995 Plan. The Board or Committee may amend the 1995 Plan at any time or from time to time or may terminate the 1995 Plan without the approval of the shareholders, provided that shareholder approval is required for any amendment to the 1995 Plan requiring shareholder approval under applicable law as in effect at the time. However, no action by the Board of Directors, Committee or shareholders may alter or impair any option previously granted under the 1995 Plan. The Board or Committee may accelerate the exercisability of any option or waive any condition or restriction pertaining to such option at any time. The 1995 Plan will terminate in September 2005, unless terminated sooner by the Board or Committee.

Tax Consequences Of Options

An optionee who is granted an incentive stock option will generally not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and more than one year after exercising the option, any gain or loss upon disposition will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of the fair market value of the shares at the date of the option exercise or the sale price of the shares. The Company will be entitled to a deduction in the same amount as the ordinary income, if any, recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

All other options which do not qualify as incentive stock options are referred to as nonstatutory options. Generally, an optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with exercise of such option by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option. Upon resale of such shares by the optionee, any difference between the sales price and the optionee’s purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

The foregoing is only a summary, based on the Code as currently in effect, of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1995 Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee’s death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Proposed Amendment

On February 25, 2002, the Board of Directors adopted an amendment to the 1995 Plan increasing the number of shares reserved for issuance thereunder by 425,000. Prior to this amendment, a total of only 14,600 shares remained available for future grant under the 1995 Plan, which the Board of Directors believes is insufficient to meet the Company’s anticipated needs with respect to the issuance of additional options to employees (including new hires), consultants and directors of the Company.

At the Meeting, we are asking you to approve the above-described amendment to the 1995 Plan increasing the number of shares authorized for issuance thereunder by 425,000 shares.

Vote Required

The affirmative vote of the holders of a majority of the shares of the Company’s Common Stock and Preferred Stock, voting together as one class, present or represented by proxy and voting on this proposal at the Meeting will be required to approve the amendment to the 1995 Plan.

The Board of Directors has unanimously approved and recommends a vote “For” the proposed amendment to the 1995 Plan.

PROPOSAL NO. 3—RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has appointed the firm PricewaterhouseCoopers LLP (“PWC”), Raleigh, North Carolina, to serve as our independent auditors for the year ending December 31, 2002, and recommends that the shareholders ratify such action. If the appointment of PWC is not ratified by the shareholders, the Board of Directors will reconsider its selection. PWC has audited our accounts since 1994 and has advised us that it does not have, and has not had, any direct or indirect financial interest in the Company or its subsidiaries in any capacity other than that of serving as independent auditors. Representatives of PWC are expected to attend the Meeting. They will have an opportunity to make a statement, if they desire to do so, and will also be available to respond to appropriate questions.

PWC billed the Company aggregate fees of $61,050 for professional services rendered for the audit of our annual financial statements for fiscal year 2001 and for reviews of the financial statements included in our quarterly reports on Form 10-Q for the first three quarters of fiscal 2001.

All Other Fees

PWC billed the Company aggregate fees of $21,505 for professional services rendered in fiscal 2001 other than audit services and review of quarterly reports. These fees resulted primarily from services rendered for the review of our fiscal 2000 tax returns and for consultations regarding accounting and reporting matters. The Audit Committee of the Board of Directors considered these activities to be compatible with the maintenance of PWC independence. We did not engage PWC in fiscal 2001 to perform any services for financial information systems design or implementation.

The affirmative vote of the holders of a majority of the shares of our Common Stock present or represented and voting on this proposal at the Meeting shall constitute ratification of the appointment of PWC.

The Board of Directors has unanimously approved and recommends a vote “FOR” the ratification of the appointment of PWC as our independent auditors for the year ending December 31, 2002.

OTHER INFORMATION

Principal Shareholders

The following table sets forth certain information regarding the ownership of shares of our Common Stock and Series A Preferred Stock as of the Record Date by (1) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock or Series A Preferred Stock, (2) each of our current directors, (3) each of our Chief Executive Officer and current four most highly compensated executive officers other than the Chief Executive Officer whose cash compensation for the year ended December 31, 2001 exceeded $100,000 (collectively, the “Named Executive Officers”), and (4) all of our current directors and executive officers as a group. As of the Record Date, we had 9,534,494 shares of Common Stock and 90,500 shares of Series A Preferred Stock outstanding. Each share of Series A Preferred Stock is convertible into ten shares of Common Stock. Except as indicated in footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock indicated. Share ownership in the case of Common Stock includes shares issuable upon conversion of Series A Preferred Stock and upon exercise of outstanding options and warrants that may be exercised within 60 days after the Record Date for purposes of computing the percentage of Common Stock owned by such person but not for purposes of computing the percentage owned by any other person. Percentage voting power is calculated assuming the Common Stock and Series A Preferred Stock vote together as one class with each share of Common Stock entitled to 1 vote and each share of Series A Preferred Stock entitled to 10 votes.

	Shares Beneficially Owned
	Common Stock			Series A Preferred Stock
	Number of Shares		Percent of Class	Number of Shares	Percent of Class	% Total Voting Power
Bayer Diagnostics Corporation 63 North Street Medfield, MA 02052	2,050,000		21.5%	—	—	19.5%

Davenport & Company LLC	876,933	(1)	9.2%	—	—	8.3%
901 E. Cary Street, Suite 1100
Richmond, VA 23219

Joseph H. Sherrill, Jr 1510 Stickney Point Road Sarasota, FL 34231	588,237	(2)	6.9%	6,000	6.6%	6.2%

Salem Investment Counselors, Inc. P. O. Box 25427 Winston-Salem, NC 27114	440,240	(3)	4.6%	—	—	4.2%

Special Situations Funds(4) 153 East 53rd Street New York, NY 10022	300,000	(5)	3.0%	25,000	27.6%	2.4%

Elliot Bossen 3100 Tower Boulevard, #1104 Durham, NC 27707	120,000	(6)	1.2%	10,000	11.0%	1.0%

Leonardo, L.P. 245 Park Avenue New York, NY 10167	240,000	(7)	2.5%	20,000	22.1%	1.9%

AIG Sound Shore Funds(4) 1281 East Main Street, 3rd Floor Stamford, CT 06902	78,000	(8)	0.8%	6,500	7.2%	0.6%

	Shares Beneficially Owned
	Common Stock			Series A Preferred Stock
	Number of Shares		Percent of Class	Number of Shares	Percent of Class	% Total Voting Power

John P. Funkhouser	415,043	(9)	4.2%	—	—	*

Michael D. Riddle	99,251	(10)	1.0%	—	—	*

James A. McGowan	55,000	(11)	*	—	—	*

Mark X. Triscott	12,500	(12)	*	—	—	*

Stephen R. Puckett	19,000	(13)	*	—	—	*

John K. Pirotte	18,000	(13)	*	—	—	*

Philip R. Tracy	18,000	(13)	*	—	—	*

James B. Farinholt, Jr.	11,500	(14)	*	—	—	*

Frances L. Tuttle	—		—	—	—	—

All current executive officers and directors as a group (5 directors and 5 executive officers)	668,294	(15)	6.6%	—	—	*

*	Less than one percent.
(1)
As reported in the Schedule 13G dated February 11, 2002 filed with the Securities and Exchange Commission (“SEC”) by Davenport & Company LLC. Consists of shares held by individuals who are customers or representatives (or members of a representatives’ immediate family) of Davenport & Company LLC, which disclaims beneficial ownership.

(2)
As reported in the Schedule 13G dated January 30, 2002 filed with the SEC by Joseph H. Sherrill Jr. Includes 60,000 shares of common stock issuable to Mr. Sherrill upon conversion of shares of Series A Preferred Stock and a warrant to purchase 12,000 shares of Common Stock.

(3)
As reported in the Schedule 13G dated February 11, 2002 filed with the SEC by Salem Investment Counselors, Inc. Consists of shares held by individuals who are customers or representatives (or members of a representatives’ immediate family) of Salem Investment Counselors, Inc., which disclaims beneficial ownership.

(4)	Consists of three separate but affiliated limited partnerships or companies.
(5)	Consists of 250,000 shares of Common Stock issuable upon conversion of Series A Preferred Stock and 50,000 shares of Common Stock issuable upon exercise of a warrant.
(6)	Consists of 100,000 shares of Common Stock issuable upon conversion of Series A Preferred Stock and 20,000 shares of Common Stock issuable upon exercise of a warrant.
(7)	Consists of 200,000 shares of Common Stock issuable upon conversion of Series A Preferred Stock and 40,000 shares of Common Stock issuable upon exercise of a warrant.
(8)	Consists of 65,000 shares of Common Stock issuable upon conversion of Series A Preferred Stock and 13,000 shares of Common Stock issuable upon exercise of a warrant.
(9)	Includes 390,410 shares underlying options.
(10)	Includes 84,251 shares underlying options.
(11)	Includes 50,000 shares underlying options.
(12)	Includes 12,500 shares underlying options.
(13)	Includes 12,000 shares underlying options.
(14)	Includes 10,000 shares underlying options.
(15)	Includes shares referenced in footnotes (9) through (14).

Compensation of Executive Officers

Summary Compensation.

The following table reflects all cash and noncash compensation paid by us to the Named Executive Officers for their services in all capacities during the years ended December 31, 2001, 2000 and 1999:

				Long-Term Compensation Awards
	Annual Compensation			Options/ SARs	All Other Compensation
Name and Principal Position	Year	Salary	Bonus
John P. Funkhouser,	2001	$250,000	$25,000	—	$37,500	(1)
President, Chief Executive	2000	234,000	15,000	—	—
Officer	1999	225,000	11,000	120,000	—

Michael D. Riddle,	2001	170,654	8,500	—	32,700	(2)
Vice President, Sales,	2000	161,400	15,000	—	1,800	(3)
Marketing & Business Development	1999	154,615	15,000	78,000	—

James A. McGowan,	2001	200,000	15,000	—	48,165	(4)
Vice President, Chief Financial Officer,	2000	129,615	—	100,000	10,413	(5)
Chief Administrative Officer	1999	—	—	—	—

Mark X. Triscott (6),	2001	106,564	7,000	70,034	223	(7)
Vice President, Research and	2000	—	—	—	—
Development	1999	—	—	—	—

Dick D. Timmons II (8),	2001	143,562	—	—	1,809	(7)
Vice President, Chief Operating	2000	150,080	5,000	—	—
Officer	1999	140,000	7,000	40,000	—

Peter J. Scott (9),	2001	128,000	—	—	1,682	(7)
Vice President, Quality	2000	128,160	5,000	—	—
Assurance and Regulatory Affairs	1999	120,000	6,000	20,000	—

(1)	Consists of contributions to the Supplemental Executive Retirement Plan. Of this amount, $9,375 vested during 2001.
(2)	Consists of car allowance of $7,200 and $25,500 in contributions to the Supplemental Executive Retirement Plan. Of this contribution, $6,375 vested during 2001.
(3)	Consists of car allowance
(4)
Consists of apartment lease of $17,040, $1,125 in 401k matching contributions and $30,000 in contributions to the Supplemental Executive Retirement Plan. Of this contribution, $7,500 vested during 2001.

(5)	Consists of apartment lease
(6)	Mr. Triscott joined the Company in April 2001
(7)	Consists of 401k matching contributions
(8)	Mr. Timmons’ employment by the Company terminated in December 2001
(9)	Mr. Scott’s employment by the Company terminated in January 2002.

Option Grants, Exercises and Holdings and Fiscal Year-End Option Values.

The following table summarizes all option grants during the year ended December 31, 2001 to the Named Executive Officers.

Option Grants During Year Ended December 31, 2001

	Number of Shares Underlying Options Granted		% of Total Options Granted to Employees in Fiscal Year 2001	Exercise or Base Price Per Share(1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name						5%	10%
Mark X. Triscott	50,000	(3)	21%	$9.45	4/30/11	$297,153	$753,043
	20,034	(4)	8%	$7.10	12/7/11	$89,455	$226,696

(1)	The exercise price may be paid in cash, in shares of Common Stock with a market value as of the date of exercise equal to the option price or a combination of cash and shares of Common Stock.
(2)
The compounding assumes a 10-year exercise period for all option grants. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

(3)
This grant was made in April 2001 and becomes exercisable over four years from the date of grant, based on continued employment with us. To the extent not already exercisable, the options become fully vested by their terms upon the consummation of a merger in which we are not the surviving corporation, a transfer of all our stock, a sale of substantially all of our assets or a dissolution or liquidation of the Company, unless the successor corporation assumes the outstanding options or substitutes substantially equivalent options.

(4)
This grant was made in December 2001 and becomes exercisable over four years from the date of grant, based on continued employment with us. To the extent not already exercisable, the options become fully vested by their terms upon the consummation of a merger in which we are not the surviving corporation, a transfer of all our stock, a sale of substantially all of our assets or a dissolution or liquidation of the Company, unless the successor corporation assumes the outstanding options or substitutes substantially equivalent options.

The following table sets forth information concerning option exercises during 2001 and option holdings as of December 31, 2001 by the Named Executive Officers.

Fiscal Year-End Option Values

	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001(1)
Name			Exercisable(2)	Unexercisable(2)	Exercisable(2)	Unexercisable(2)
John P. Funkhouser	—	—	385,410	60,000	$1,848,185	$82,500
Michael D. Riddle	—	—	80,501	39,000	$257,483	$54,375
James A. McGowan	—	—	25,000	75,000	—	—
Mark X. Triscott	—	—	—	70,034	—	$3,005
Dick Timmons	17,500	$47,250	40,000	—	$89,375	—
Peter Scott	40,000	$65,723	—	—	—	—

(1)
Calculated by subtracting the exercise price from $7.25, the closing price of our Common Stock as reported by the Nasdaq National Market on December 31, 2001, the last business day of the fiscal year ended December 31, 2001, and multiplying the difference by the number of shares underlying each option.

(2)
The first number represents the number or value (as called for by the appropriate column) of exercisable options; the second number represents the number or value (as appropriate) of unexercisable options.

Change of Control Arrangements

In the interest of promoting organizational stability in the context of a potential acquisition or change of control, we entered into a change of control agreement with Mr. Funkhouser in October 1997. Under this agreement, if Mr. Funkhouser resigns or his employment by the Company is terminated for any reason within two years following a change of control of the Company, he is entitled to receive a severance payment from the Company, payable in full and in cash within 30 days, equal to two times the total compensation paid by the Company to Mr. Funkhouser, including all wages, salary, bonuses and incentive compensation, during the twelve months preceding the year in which the severance obligation becomes payable.

Supplemental Executive Retirement Plan

Effective February 21, 2001, the Company implemented a non-qualified Supplemental Executive Retirement Plan, or SERP. All executive officers of the Company are eligible for the plan. SERP Agreements have been entered into with each of John P. Funkhouser, Michael D. Riddle and James A. McGowan. The SERP is a non-qualified, unfunded, deferred compensation plan in which each participant’s account is represented by a promise by the Company to pay future benefits. Provided the participant continues to be a full-time employee, the Company will provide credits annually to each participant’s account in an amount to be determined by the Board of Directors in its sole discretion. Each annual allocation vests ratably on a quarterly basis over a four-year period. The account balance is the aggregate of all allocations adjusted for investment gain or loss (as determined by the return on the investments selected by the participant and approved by the Company), less any distributions made to a participant or his beneficiaries. Each participant may make investment suggestions for his account, but the investment decision for each account is in the sole discretion of the Company. Each participant, or his beneficiaries, is entitled to receive an amount equal to his vested account balance if the participant terminates employment. Each participant, or his beneficiaries, is entitled to receive an amount equal to his total account balance (vested and unvested) if: (1) the participant suffers a disability while a full-time employee of the Company (2) the participant dies while a full-time employee of the Company, or (3) the participant is a full-time employee at his normal retirement date, defined as the first day of the calendar month following the month in which the participant retires from service on or after he reaches age 65. In addition, upon a change in control, the participant would also receive a payment of ten times the sum of the (1) participant’s deferral account balance (vested and unvested) as of the date of the change of control and (2) $50,000 for Mr. Funkhouser and $30,000 for each of Mr. Riddle and Mr. McGowan. For the year ending December 31, 2001, the Board of Directors allocated to each participant’s account an amount equal to 15% of his base salary.

Compensation of Directors

Each of the Company’s non-employee directors receives a retainer of $5,000 per year, $2,000 per Board meeting, $1,000 per committee meeting and $500 per telephonic meeting that he or she attends. In 2001, each non-employee and non-affliated director received a non-qualified option grant of 5,000 shares of Common Stock upon re-election to the Board. All directors are reimbursed by the Company for expenses incurred to attend Board meetings.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee of the Board of Directors (the “Committee”), consisting entirely of non-employee directors, approves all policies under which compensation is paid or awarded to the Company’s executive officers. The Committee is currently composed of Messrs. Pirotte, Puckett and Farinholt. The Committee also administers the Company’s stock plans.

Neither the material in this report nor the performance graph included in this proxy statement under the heading “ —Performance Graph” (the “Performance Graph”) is soliciting material, is or will be deemed filed with the SEC or is or will be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

Compensation Philosophy.    The Company’s executive compensation program has three objectives: (1) to align the interests of the executive officers with the interests of the Company’s shareholders by basing a significant portion of an executive’s compensation on the Company’s performance; (2) to attract and retain highly talented and productive executives; and (3) to provide incentives for superior performance by the Company’s executives. To achieve these objectives, the Committee has crafted a program that consists of base salary, short-term incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock and stock options. These compensation elements are in addition to the general benefits programs which are offered to all of the Company’s employees.

Each year, the Committee reviews the Company’s executive compensation program. In its review, the Committee uses compensation survey data prepared by outside consultants to study the compensation packages for executives of companies at a comparable stage of development and in the Company’s geographic area. The Committee assesses the competitiveness of the Company’s executive compensation program and reviews the Company’s financial and operational performance for the previous fiscal year. The Committee also gauges the success of the compensation program in achieving its objectives in the previous year and considers the Company’s overall performance objectives. For compensation paid to the Chief Executive Officer and other Named Executive Officers in 2001, no reference was made to the data for comparable companies included in the Performance Graph.

Each element of the Company’s executive compensation program is discussed below.

Base Salaries.    The Committee annually reviews the base salaries of the Company’s executive officers. The base salaries for the Company’s executive officers for fiscal 2001 were established by the Committee at the beginning of that fiscal year. In addition to considering the factors listed in the foregoing section that support the Company’s executive compensation program generally, the Committee reviews the responsibilities of the specific executive position and the experience and knowledge of the individual in that position. The Committee also measures individual performance based upon a number of factors, including a measurement of the Company’s historic and recent financial and operational performance and the individual’s contribution to that performance, the individual’s performance on non-financial goals and other contributions of the individual to the Company’s success, and gives each of these factors relatively equal weight without confining its analysis to a rigorous formula. As is typical of most corporations, the actual payment of base salary is not conditioned upon the achievement of any predetermined performance targets.

Incentive Compensation.    Cash bonuses established for executive officers are intended to motivate the individual to work hard to achieve the Company’s financial and operational performance goals or to otherwise incent the individual to aim for a high level of achievement on behalf of the Company in the coming year. In 2001, the Company paid cash bonuses to its executive officers based on the achievement of Company objectives established in the beginning of 2001.

Long-Term Incentive Compensation.    The Company’s long-term incentive compensation plan includes stock plans and a supplemental executive retirement plan. All executives are eligible to participate in the Company’s stock plans while senior executive officers are eligible to participate in the supplemental executive retirement plan. The Company believes that placing a portion of its executives’ total compensation in the form of stock or stock options achieves three objectives. It aligns the interest of the Company’s executives directly with those of the Company’s shareholders, gives executives a significant long-term interest in the Company’s success and helps the Company retain key executives. Options generally vest over four years based on continued employment. In determining the number of options to grant an executive, the Board primarily considered the executive’s past performance and the degree to which an incentive for long-term performance would benefit the Company, as well as the number of shares and options already held by the executive officer. It is the Committee’s policy to grant options at fair market value unless particular circumstances warrant otherwise.

Benefits.    The Company believes that it must offer a competitive benefits program to attract and retain key executives. During fiscal 2001, the Company provided the same medical and other benefits to its executive officers that are generally available to its other employees.

Compensation of the Chief Executive Officer.    The Chief Executive Officer’s compensation is based on the same elements and measures of performance as is the compensation for the Company’s other executive officers. The Committee approved a base salary for Mr. Funkhouser for fiscal 2001 of $250,000 based on the same factors as were considered in determining the base salaries of the other executive officers.

Section 162(m) of the Code.    It is the responsibility of the Committee to address the issues raised by Section 162(m) of the Code. This Section makes certain non-performance based compensation in excess of $1,000,000 to executives of public companies non-deductible to the companies. The Committee has reviewed these issues and has determined that it is not necessary for the Company to take any action at this time with regard to these issues.

Submitted by: THE COMPENSATION COMMITTEE

Stephen R. Puckett—Chairman
John K. Pirotte
James B. Farinholt, Jr.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are currently Messrs. Pirotte, Puckett and Farinholt. Messrs. Pirotte, Puckett and Farinholt were not at any time during the fiscal year ended December 31, 2001 or at any other time an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the Company’s financial statements for fiscal 2001 with management and PWC, the Company’s independent auditors. The Audit Committee has also discussed with PWC the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented. The Audit Committee has received the written disclosures and the letter from PWC required by Independence Standards Board Standard No. 1, as modified or supplemented and has discussed with PWC its independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2001.

The Board of Directors has determined that the members of the Audit Committee are independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards, as applicable and as may be modified or supplemented. The Audit Committee recommended and the Board of Directors has previously approved an Audit Committee charter. During 2002, this charter was amended and restated. A copy of this Amended and Restated Audit Committee Charter is attached as Appendix A to this Proxy Statement.

Submitted by: THE AUDIT COMMITTEE

John K. Pirotte—Chairman
James B. Farinholt, Jr.
Philip R. Tracy

The material in this proxy statement will not be deemed filed with the SEC or will be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

Performance Graph

The following graph shows a comparison of cumulative total shareholder returns for the Company, the CRSP Total Market Return Index of the NASDAQ Stock Market and the CRSP NASDAQ Pharmaceutical Stocks Total Return Index. (The “CRSP” is the Center for Research in Securities Prices at the University of Chicago.)

Comparison of Cumulative Total Return (1)

(1)
Assumes $100 invested on January 1, 1997 in each of the Company’s Common Stock, the Nasdaq CRSP Total Market Return Index, and the Nasdaq Pharmaceutical Stocks Total Return Index (the “Pharmaceutical Index”). Total return assumes reinvestment of dividends.

	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01

NASDAQ	$100	$122.48	$172.68	$320.83	$192.98	$153.12

PEER GROUP - PHARMA	$100	$103.05	$130.81	$246.64	$307.65	$262.19

PHARMANETICS	$100	$206.45	$135.48	$238.71	$303.23	$187.10

Certain Transactions

In August 1998, the Company entered into a Common Stock Purchase Agreement with Chiron Diagnostics Corporation (“Chiron Diagnostics”), pursuant to which the Company issued and sold to Chiron Diagnostics an aggregate of 600,000 shares of its Common Stock in exchange for $6,000,000 cash, or $10.00 per share. In November 1998, Bayer Diagnostics (“Bayer”) acquired Chiron Diagnostics and made it a part of Bayer. Additionally, in April 2001, the Company entered into another Common Stock Purchase Agreement with Bayer, pursuant to which the Company issued and sold to Bayer 1,450,000 shares of Common Stock of the Company at $12 per share for $17.4 million. This investment increased Bayer’s ownership percentage in the Company from approximately 7% to 19.9%. The Common Stock Purchase Agreement provides, among other things, that Bayer will not acquire more than 20% of the Company’s voting securities, except where a third party accumulates or attempts to buy specified percentages of the Company’s voting stock. Except under limited circumstances, Bayer cannot transfer its shares to an unaffiliated person unless the Company is first offered the right to purchase such shares. Bayer also agreed to vote its shares in accordance with the recommendation of the Company’s Board related to its slate of board nominees or related to any non-Company sponsored shareholder proposal that is opposed by the Company. In addition, the Company agreed to include in the slate of nominees recommended by the Company for election as directors of the Company at each annual meeting one person designated by Bayer and reasonably acceptable to the Company. Last year’s Board nominee designated by Bayer and approved by the Company was Frances L. Tuttle. Ms. Tuttle has been nominated by the Company again this year. The Company also granted to Bayer registration rights with respect to the purchased shares and the right to receive notification of and to make a competing bid with respect to certain change of control transactions. In the event of a change in control transaction at less than $12.00 per share, the Company must pay Bayer the difference between $12.00 and the price per share received in the change of control transaction multiplied by the 1,450,000 shares purchased by Bayer in April 2001. In the event of a change in control transaction at less than $10.00 per share, the Company must pay Bayer an additional amount equal to the difference between $10.00 and the price per share received in the change of control transaction multiplied by the 600,000 shares purchased by Bayer in August 1998. This covenant terminates as to any proposal for a change in control transaction initiated after December 31, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s Common Stock (collectively, “Insiders”), to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Insiders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2001, all Section 16(a) reports were filed on a timely basis, except that the initial report on Form 3 for officer Mark X. Triscott was due on May 10, 2001 and was filed on August 6, 2001.

Deadline for Receipt of Shareholder Proposals

Shareholders having proposals that they desire to present at next year’s annual meeting of shareholders of the Company should, if they desire that such proposals be included in the Company’s Proxy Statement relating to such meeting, submit such proposals in time to be received by the Company at its principal executive office in Morrisville, North Carolina, not later than December 7, 2002. To be so included, all such submissions must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and the Board of Directors directs the close attention of interested shareholders to that Rule. In addition, management’s proxy holders will have discretion to vote proxies given to them on any shareholder proposal at next year’s annual meeting of which the Company does not have notice prior to February 20, 2003. Proposals may be mailed to Secretary, PharmaNetics, Inc., 9401 Globe Center Drive, Suite 140, Morrisville, North Carolina 27560.

OTHER MATTERS

The Board of Directors knows of no other business to be brought before the Meeting, but it is intended that, as to any such other business, the shares will be voted pursuant to the proxy in accordance with the best judgment of the person or persons acting thereunder.

By	Order of the Board of Directors

JO	HN P. FUNKHOUSER,
Pre	sident and Chief Executive Officer

Appendix A

PHARMANETICS, INC.

AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER

MARCH 2002

Introduction

As part of the corporate governance of PharmaNetics, Inc. (the “Company”), an audit committee (the “Committee”) has been previously established. In response to recent changes in SEC and NASDAQ rules regarding the composition and role of audit committees, the Committee desires to establish a written charter that will assist the Board of Directors in discharging it corporate governance responsibilities. The guiding principles of the Committee will be:

•	To play a key role in monitoring the audit process;

•	To have independent communication and information flow between the Committee and external auditors;

•	To have candid discussions with management and the external auditors regarding issues involving judgment and impacting quality; and

•	To maintain diligent and knowledgeable Committee members

The Committee believes that by playing a proactive role, it can enhance the credibility of financial reports and strengthen communication among directors, auditors, and management which will in turn enhance the quality of financial reporting.

This charter is established to provide a clear understanding of the Committee’s role and to provide a framework for the Committee’s organization and responsibilities.

PharmaNetics, Inc.

Audit Committee Charter

Mission Statement

The Audit Committee (the “Audit Committee”) is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of PharmaNetics Inc. (the “Company”), (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company’s external auditors. The members of the Audit Committee shall meet the independence and experience requirements of NASDAQ. In particular, the Chairman of the Audit Committee shall have accounting or related financial management expertise.

The Audit Committee will assist the Board of Directors of PharmaNetics, Inc. in fulfilling its oversight responsibilities. The Audit Committee will review the financial reporting process, the audit process, and the Company’s process for monitoring compliance with laws and regulations and with the Company’s code of conduct. In performing its duties, the Audit Committee will maintain effective working relationships with the Board of Directors, management, and the internal and external auditors. To properly perform his or her role, each committee member will have an understanding of the responsibilities of committee membership as well as familiarity with the Company’s business, operations, and risks.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee may also meet with the Company’s investment bankers or financial analysts who follow the Company.

Although the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the external auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the external auditors or to assure compliance with laws and regulations and the Company’s code of conduct.

Organization

•	The Audit Committee will be composed of not less than three nor more than five members of the Board of Directors.

•	The Board of Directors will appoint Committee members annually for a term of one year.

•	The Board of Directors will appoint a chairperson.

•	Each Committee member shall be financially literate or become financially literate within a reasonable period of time after his or her appointment to the Audit Committee.

•	At least one member of the Audit Committee shall have accounting or related financial management expertise.

•
The Audit Committee shall be comprised solely of directors independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgement as a Committee member.

•	A majority of the Committee members will constitute a quorum for meetings.

•	The Committee will meet at least twice a year, or more frequently as required, and at such times and places as it deems advisable.

•	The Committee will maintain minutes and will report to the Board of Directors after each meeting of the committee.

•	The external and internal auditors will have the right to appear before and be heard by the Audit Committee.

•
The committee will have the right, for the purpose of the proper performance of its functions, to meet at any reasonable time with the external and internal auditors or any of the officers or employees of the Company.

Roles and Responsibilities

Internal Controls

The Audit Committee will:

•	Evaluate whether management is appropriately communicating the importance of internal controls.

•
Focus on the extent to which internal and external auditors examine computer systems and applications, the security of such systems and contingency plans for processing financial information in the event of a systems breakdown.

•	Determine whether internal control recommendations made by internal and external auditors are responded to by management in a timely fashion.

•	Ensure that the external auditors have access to the Audit Committee with regard to issues of fraud, deficiencies in internal controls and related matters.

Financial Reporting

The Audit Committee will:

General

•	Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements.

•	Discuss with management and the internal and external auditors significant risks and exposures and the plans to minimize such risks.

Annual Financial Statements

•
Consider the annual financial statements and determine whether they are consistent with the information known to committee members. This would include an analysis of the effect of alternative GAAP methods on the Company’s financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

•	Discuss judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting for and disclosure of revenue recognition and reserves.

•	Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

•	Meet with management and the external auditors together and separately to discuss the financial statements and the results of the audit.

•
Discuss with the external auditors accounting and reporting issues on which it consulted its national office including matters of audit quality and consistency. If necessary, discuss these issues with the national office directly.

•	Review the annual report before its release and consider whether the information contained therein is consistent with members’ knowledge about the Company and its operations.

•	Obligate the external auditors to communicate certain required matters to the committee.

Interim Financial Statements

•	Be briefed on how management develops and summarizes quarterly financial information, and the extent to which the external auditors review quarterly financial information.

•
Meet with management and, if a pre-issuance review was completed, with the external auditors, either telephonically or in person, to discuss the interim financial statements and the results of the review (this may be done by the committee chairperson or the entire committee).

Compliance with Laws and Regulations

The Audit Committee will:

•
Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities.

•	Periodically obtain updates from management regarding compliance.

•	Review the findings of any examinations by regulatory agencies such as the Securities and Exchange Commission.

•
Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

Compliance with Code of Conduct

The Audit Committee will:

•	Ensure that a code of conduct is formalized in writing and obligate management to communicate it to all employees.

•	Evaluate whether management is appropriately communicating the importance of the code of conduct and the guidelines for acceptable business practices.

•	Review the program for monitoring compliance with the code of conduct.

•	Periodically obtain updates from management regarding compliance.

Internal Audit

The Audit Committee will:

•	Periodically assess, in conjunction with management, whether an internal audit department would benefit the Company.

External Audit

The Audit Committee will:

•	Instruct the external auditors that the Board of Directors and the Audit Committee, as the shareholders’ representative, is the external auditors’ client.

•	Review the external auditors’ proposed audit scope, approach and staff.

•
Review the performance of the external auditors and recommend to the Board of Directors the appointment, retention or discharge of the external auditors. This includes review of the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor. Evaluate whether it is appropriate to adopt a policy of rotating independent auditors on a regular basis.

•	Approve the retention of the independent auditor for any non-audit service and the fee for such service.

•
Obtain from the external auditors a formal written statement delineating all relationships between the external auditors and the Company, consistent with Independence Standard No. 1, and actively engage in a dialogue with the external auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the external auditors.

•	Discuss with the external auditors items required to be communicated to audit committees in accordance with SAS 61.

•
Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

(a)	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management.

(b)	Any changes required in the planned scope of the internal audit.

Other Responsibilities

The Audit Committee will:

•	Meet with the external auditors and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately.

•	Ensure that significant findings and recommendations made by the internal and external auditors are dealt with in a timely fashion.

•	Review with Company counsel any legal matters that could have a significant impact on the Company’s financial statements.

•	If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist.

•	Perform other oversight functions as requested by the Board of Directors.

•	Review and update the charter of the Committee and receive approval of changes from the Board of Directors.

•	Annually prepare a report to shareholders, as required by the SEC, to be included in the Company’s annual proxy statement.

•	Periodically perform self-assessment of Audit Committee performance.

Reporting Responsibilities

The Audit Committee will:

•	Regularly update the Board of Directors about Committee activities and recommendations.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

PHARMANETICS, INC.

P R O X Y

9401 Globe Center Drive
Morrisville, North Carolina 27560

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

May 7, 2002

The undersigned hereby appoints John P. Funkhouser and Paul T. Storey, and each of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock and/or Series A Preferred Stock of PharmaNetics, Inc., a North Carolina corporation (the “Company”), held of record by the undersigned on March 19, 2002, at the Annual Meeting of Shareholders to be held at 9401 Globe Center Drive, Morrisville, North Carolina, on Tuesday, May 7, 2002, at 10:30 a.m., or at any adjournment(s) thereof. The following proposals to be brought before the meeting are more specifically described in the accompanying Proxy Statement.

(1)	Election of Directors:

☐ FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary)	☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

INSTRUCTION:    To withhold authority to vote for any individual nominee strike a line through the nominee’s name in the list below.

John P. Funkhouser	James B. Farinholt, Jr.	John K. Pirotte
Stephen R. Puckett	Philip R. Tracy	Frances L. Tuttle

(2)	To reserve an additional 425,000 shares for issuance to employees, consultants and directors under our 1995 Stock Plan

☐ VOTE FOR	☐ VOTE AGAINST	☐ ABSTAIN

(3)	To ratify the selection of PricewaterhouseCoopers LLP as our auditors for the fiscal year ending December 31, 2002.

☐ VOTE FOR	☐ VOTE AGAINST	☐ ABSTAIN

(4)	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

☐ GRANT AUTHORITY	☐ WITHHOLD AUTHORITY

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR MANAGEMENT’S NOMINEES FOR DIRECTOR LISTED ABOVE, FOR PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE SHAREHOLDERS AT THE MEETING.
Signature

Please date and sign exactly as name appears on your stock certificate. Joint owners should each sign personally. Trustees, custodians, executors and others signing in a representative capacity should indicate the capacity in which they sign.

Date: , 2002

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.